Exhibit 99.01
Green Dot Reports First Quarter 2021 Results
Pasadena, CA - May 5, 2021 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended March 31, 2021.
“Our first quarter saw considerable growth and engagement across business lines, as we invested significantly in becoming a more focused, lean, customer-centric company with consistent, scalable growth in years to come,” said Dan Henry, CEO of Green Dot. “We’re proud of the progress we made launching GO2bank, and we remain committed to our plan to deliver significant bottom-line growth in 2022 and beyond as we seamlessly connect more people to their money, both directly and through our valued partners.”
GAAP financial results for the first quarter of 2021 compared to the first quarter of 2020:
•Total operating revenues on a generally accepted accounting principles (GAAP) basis were $393.5 million for the first quarter of 2021, up from $362.2 million for the first quarter of 2020, representing a year-over-year increase of 9%.
•GAAP net income was $25.7 million for the first quarter of 2021, compared to net income of $46.8 million for the first quarter of 2020.
•GAAP diluted earnings per common share was $0.46 for the first quarter of 2021, compared to a diluted earnings per common share of $0.87 for the first quarter of 2020.
Non-GAAP financial results for the first quarter of 2021 compared to the first quarter of 2020:1
•Non-GAAP total operating revenues1 were $379.8 million for the first quarter of 2021, up from $346.5 million for the first quarter of 2020, representing a year-over-year increase of 10%.
•Adjusted EBITDA1 was $73.4 million, or 19.3% of non-GAAP total operating revenues1 for the first quarter of 2021, down from $92.1 million, or 26.6% of non-GAAP total operating revenues1 for the first quarter of 2020.
•Non-GAAP net income1 was $46.1 million for the first quarter of 2021, down from $60.4 million for the first quarter of 2020.
•Non-GAAP diluted earnings per share1 was $0.83 for the first quarter of 2021, down from $1.13 for the first quarter of 2020.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share, and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Reportable Segments
Effective beginning with the first quarter of 2021, Green Dot Corporation (“Green Dot”) realigned its segment financial reporting based on how its current Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM organizes and manages the business primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, third-party call center support and transaction losses. As a result of this realignment, Green Dot’s operations are now aggregated amongst the following three reportable segments, each as more fully described below under the heading "New Segments Structure": 1) Consumer Services, 2) Business to Business ("B2B") Services and 3) Money Movement Services.
Green Dot will present the retrospective financial results of this change in reportable segments and introduce additional key metric disclosures beginning with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and other future filings. In addition, on May 3, 2021, Green Dot filed an 8-K furnishing supplemental financial results and key metric data for the fiscal years ended December 31, 2019 and 2020 under its revised reportable segments structure. These changes have no impact on Green Dot's previously reported consolidated financial results.
Key Metrics
Additionally, beginning with the first quarter of 2021, Green Dot has provided certain key metrics at the realigned segment level and has revised the definition of its direct deposit active accounts metric. Following these changes, the direct deposit active accounts metric only consists of accounts in its Consumer Services segment and no longer includes direct deposit active accounts in its B2B Services segment. Based on the economic structure of its partnerships within its B2B services segment, Green Dot believes that total active accounts is the most relevant key metric for the B2B Services segment. Green Dot also narrowed the definition of "direct deposit active account" to include only active accounts that have received one or more payroll or government benefit transaction during the period. Prior period metrics have been restated to conform to the current definition. There have been no changes to gross dollar volume, number of active accounts, purchase volume, number of cash transfers or number of tax refunds processed.
Please refer to Green Dot’s latest Annual Report on Form 10-K for a description of the key business metrics prior to the adjustments described above.

The following table shows Green Dot's quarterly key business metrics for each of the last five calendar quarters.

	2021	2020
	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated (1)
Gross dollar volume	$20,666	$14,349	$14,453	$15,107	$14,294
Number of active accounts	6.35	5.45	5.72	6.25	5.74
Purchase volume	$10,445	$6,861	$7,600	$8,477	$8,282
Consumer Services
Gross dollar volume	$10,156	$7,562	$8,333	$8,683	$7,561
Number of active accounts	4.07	3.73	3.98	4.10	3.70
Direct deposit active accounts	0.97	0.88	0.91	0.90	0.89
Purchase volume	$7,138	$5,176	$5,840	$6,123	$5,555
B2B Services
Gross dollar volume	$10,510	$6,787	$6,120	$6,424	$6,733
Number of active accounts	2.28	1.72	1.74	2.15	2.04
Purchase volume	$3,307	$1,685	$1,760	$2,354	$2,727
Money Movement
Number of cash transfers	10.32	11.29	12.81	12.48	12.13
Number of tax refunds processed	7.44	0.11	0.75	1.90	9.70
(1) Represents the sum of Green Dot's Consumer Services and B2B Services segments.

“We’re excited about the strengths of each of our segments. Combined with the growth-oriented investments we are making this year, we believe we’ll be on solid footing to generate consistent operating leverage and earnings growth in the years to come.” said Jess Unruh, interim CFO. "Even with these investments, we are forecasting adjusted EBITDA growth in 2021."
Updated 2021 Financial Guidance
Green Dot has provided its updated outlook for 2021. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Green Dot's guidance now incorporates the economic stimulus funds and incremental unemployment benefits enacted by the U.S. federal government in March 2021.
Additionally, Green Dot intends to continue to make growth-oriented investments in 2021 that it believes will help accelerate revenue growth and allow margins to expand in 2022 and beyond. Notwithstanding this investment, Green Dot expects adjusted EBITDA in 2021 to grow year-over-year.
Total Non-GAAP Operating Revenues2
•Green Dot now expects its full year non-GAAP total operating revenues2 to be between $1.270 billion to $1.290 billion, or up 7% year-over-year at the mid-point.

2
For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Adjusted EBITDA2
•Green Dot reaffirms its full year adjusted EBITDA2 to be between $210 million to $217 million, or up 4% year-over-year at the mid-point. As noted above, Green Dot is making growth-oriented investments in 2021 and believes it's prudent to reinvest any incremental revenue benefit in 2021 back into areas that present the most growth potential, as well as strengthening the foundation of the company, such as implementing a core processing and card management platform, and improving the overall customer experience.
Non-GAAP EPS2
•Green Dot reaffirms its full year non-GAAP EPS2 to be between $2.06 and $2.15, or flat year-over-year at the mid-point.
The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$210.0	$217.0
Depreciation and amortization*	(58.5)	(58.5)
Non-GAAP pre-tax income	$151.5	$158.5
Tax impact**	(35.3)	(36.9)
Non-GAAP net income	$116.2	$121.6
Non-GAAP diluted weighted-average shares issued and outstanding	56.5	56.5
Non-GAAP earnings per share	$2.06	$2.15

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes a non-GAAP effective tax rate of approximately 23% for full year.

2
For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

New Segments Structure
Beginning with the first quarter of 2021, Green Dot now organizes its business by the following three segments:
Consumer Services.
This segment consists of revenues and expenses derived from deposit account programs, such as consumer checking accounts, prepaid cards, secured credit cards, and gift cards that Green Dot offers to consumers (i) through distribution arrangements with more than 90,000 retail locations and thousands of neighborhood Financial Service Center locations, and (ii) directly through various marketing channels, such as online search engine optimization, online displays, direct mail campaigns, mobile advertising, and affiliate referral programs. Green Dot sometimes refers to the channels identified in clauses (i) and (ii) above as its "Retail" channel and the "Direct" channel, respectively.
Business to Business Services.
This segment consists of revenues and expenses derived from (i) its partnerships with some of America's most prominent consumer and technology companies that make Green Dot's banking products and services available to their consumers, partners and workforce through integration with Green Dot’s banking platform, and (ii) a comprehensive payroll platform that Green Dot offers to corporate enterprises (the "Employer" channel) to facilitate payments for today’s workforce. Green Dot’s products and services in this segment include deposit account programs, such as consumer and small business checking accounts and prepaid cards, as well as its Simply Paid Disbursements services utilized by its partners. Green Dot sometimes refers to the channel identified in clause (i) above as its "Banking-as-a-Service," or "BaaS," channel.
Money Movement Services.
This segment consists of revenues and expenses generated on a per transaction basis from its services that specialize in facilitating the movement of cash on behalf of consumers and businesses, such as money processing services and tax refund processing services. Green Dot’s money processing services are marketed to third-party banks, program managers, and other companies seeking cash deposit and disbursement capabilities for their customers. Those customers, including Green Dot's own cardholders, can access Green Dot's cash deposit and disbursement services at any of the locations within its network of retail distributors and neighborhood Financial Service Centers. Green Dot markets its tax-related financial services through a network of tax preparation franchises, independent tax professionals and online tax preparation providers.

Conference Call
Green Dot will host a conference call to discuss first quarter 2021 financial results today at 5:00 p.m. ET. Hosting the call will be Dan Henry, Chief Executive Officer, and Jess Unruh, interim Chief Financial Officer. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. A replay of the webcast will be available at the same website following the call. The replay will be available until Wednesday, May 12, 2021.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of its executive officers, its updated 2021 financial guidance, the expected impact of the March 2021 economic stimulus package on its business, its investment strategy and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the impact of the COVID-19 pandemic on Green Dot’s business, results of operations and financial condition, the effectiveness of Green Dot’s measures taken in response to the COVID-19 pandemic, the U.S. government’s response to the COVID-19 pandemic, including with respect to stimulus funds and unemployment benefits, shifts in consumer behavior towards electronic payments, the impact of the new U.S. presidential administration on, among other things, the regulation of financial institutions and corporate tax rates, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, Green Dot's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of May 5, 2021, and Green Dot assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted to exclude, among other things, non-operating net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; impairment charges; extraordinary severance; earnings or losses from equity method investments; realized gains or losses on the sale of investment securities; commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition; other charges and income; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology and registered bank holding company committed to transforming the way people and businesses manage and move money, and making financial well-being and empowerment more accessible for all.

Green Dot’s proprietary technology enables faster, more efficient electronic payments and money management, powering intuitive and seamless ways for people to spend, send, control and save their money. Through its bank, Green Dot offers a broad set of financial products to consumers and businesses including debit, prepaid, checking, credit and payroll cards, as well as robust money processing services, tax refunds, cash deposits and disbursements. The company’s Banking as a Service (“BaaS”) platform enables a growing list of America’s most prominent consumer and technology companies to design and deploy their own customized banking and money movement solutions for customers and partners in the US and internationally.

Founded in 1999 and headquartered in Pasadena, CA, Green Dot has served more than 33 million customers directly, and now operates primarily as a “branchless bank” with more than 90,000 retail distribution locations nationwide. Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit https://www.greendot.com.

Contacts
Investor Relations
IR@greendot.com

Media Relations
PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$2,711,791	$1,491,842
Restricted cash	4,900	4,859
Settlement assets	416,753	782,262
Accounts receivable, net	76,276	67,755
Prepaid expenses and other assets	69,436	66,705
Total current assets	3,279,156	2,413,423
Investment securities available-for-sale, at fair value	996,215	970,969
Loans to bank customers, net of allowance for loan losses of $1,531 and $757 as of March 31, 2021 and December 31, 2020, respectively	26,089	21,011
Prepaid expenses and other assets	73,619	40,481
Property, equipment, and internal-use software, net	130,713	133,400
Operating lease right-of-use assets	13,051	13,134
Deferred expenses	12,241	18,332
Net deferred tax assets	19,992	12,739
Goodwill and intangible assets	484,322	491,778
Total assets	$5,035,398	$4,115,267
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$56,180	$34,823
Deposits	3,594,984	2,735,116
Obligations to customers	129,385	95,375
Settlement obligations	13,722	17,759
Amounts due to card issuing banks for overdrawn accounts	277	235
Other accrued liabilities	143,168	145,359
Operating lease liabilities	8,421	8,175
Deferred revenue	21,531	28,584
Income tax payable	19,246	12,146
Total current liabilities	3,986,914	3,077,572
Other accrued liabilities	3,203	4,275
Operating lease liabilities	14,600	16,396
Net deferred tax liabilities	7,192	7,192
Total liabilities	4,011,909	3,105,435

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of March 31, 2021 and December 31, 2020; 54,389 and 54,034 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	54	54
Additional paid-in capital	364,926	354,460
Retained earnings	677,625	651,890
Accumulated other comprehensive (loss) income	(19,116)	3,428
Total stockholders’ equity	1,023,489	1,009,832
Total liabilities and stockholders’ equity	$5,035,398	$4,115,267

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$186,012	$141,394
Cash processing revenues	90,915	123,066
Interchange revenues	111,226	90,866
Interest income, net	5,333	6,843
Total operating revenues	393,486	362,169
Operating expenses:
Sales and marketing expenses	118,903	116,738
Compensation and benefits expenses	74,967	53,065
Processing expenses	97,669	71,095
Other general and administrative expenses	67,962	62,422
Total operating expenses	359,501	303,320
Operating income	33,985	58,849
Interest expense, net	37	241
Other (expense) income, net	(1,086)	192
Income before income taxes	32,862	58,800
Income tax expense	7,127	11,955
Net income	$25,735	$46,845

Basic earnings per common share:	$0.47	$0.89
Diluted earnings per common share:	$0.46	$0.87
Basic weighted-average common shares issued and outstanding:	53,651	51,894
Diluted weighted-average common shares issued and outstanding:	55,068	52,673

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
	(In thousands)
Operating activities
Net income	$25,735	$46,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	13,200	13,697
Amortization of intangible assets	6,944	7,279
Provision for uncollectible overdrawn accounts from purchase transactions	2,994	1,316
Stock-based compensation	17,237	11,385
Losses (earnings) in equity method investments	875	(223)
Amortization of premium on available-for-sale investment securities	659	138
Amortization of deferred financing costs	42	42
Changes in operating assets and liabilities:
Accounts receivable, net	(11,515)	(3,363)
Prepaid expenses and other assets	(1,786)	9,246
Deferred expenses	6,091	6,389
Accounts payable and other accrued liabilities	20,201	9,859
Deferred revenue	(7,159)	(9,355)
Income tax receivable/payable	7,169	11,805
Other, net	(15)	(930)
Net cash provided by operating activities	80,672	104,130

Investing activities
Purchases of available-for-sale investment securities	(95,332)	(60,267)
Proceeds from maturities of available-for-sale securities	34,364	25,509
Proceeds from sales of available-for-sale securities	5,198	10,047
Payments for acquisition of property and equipment	(10,474)	(15,743)
Net changes in loans	(6,488)	1,584
Investment in TailFin Labs, LLC	(35,000)	(35,000)
Other	(529)	—
Net cash used in investing activities	(108,261)	(73,870)

Financing activities
Borrowings on revolving line of credit	—	100,000
Repayments on revolving line of credit	—	(35,000)
Proceeds from exercise of options and ESPP purchases	1,780	23
Taxes paid related to net share settlement of equity awards	(8,551)	(1,480)
Net changes in deposits	859,868	442,017
Net changes in settlement assets and obligations to customers	395,482	(34,667)
Contingent consideration payments	(1,000)	(1,000)
Net cash provided by financing activities	1,247,579	469,893

Net increase in unrestricted cash, cash equivalents and restricted cash	1,219,990	500,153
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,496,701	1,066,154
Unrestricted cash, cash equivalents and restricted cash, end of period	$2,716,691	$1,566,307

Cash paid for interest	$84	$283
Cash refund from income taxes	$(20)	$(95)

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$2,711,791	$1,563,740
Restricted cash	4,900	2,567
Total unrestricted cash, cash equivalents and restricted cash, end of period	$2,716,691	$1,566,307

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Segment Revenue	(In thousands)
Consumer Services	$184,341	$152,922
B2B Services	105,975	73,840
Money Movement Services	90,367	120,052
Corporate and Other	(878)	(273)
Total segment revenues	379,805	346,541
Net revenue adjustment (8)	13,681	15,628
Total operating revenues	$393,486	$362,169

	Three Months Ended March 31,
	2021	2020
Segment Profit	(In thousands)
Consumer Services	$53,527	$50,385
B2B Services	17,533	19,827
Money Movement Services	48,814	66,719
Corporate and Other	(46,514)	(44,813)
Total segment profit *	73,360	92,118

Reconciliation to income before income taxes
Depreciation and amortization of property, equipment and internal-use software	13,200	13,697
Stock based compensation and related employer taxes	17,182	11,578
Amortization of acquired intangible assets	6,944	7,279
Other expense	2,049	715
Operating income	33,985	58,849
Interest expense, net	37	241
Other (expense) income, net	(1,086)	192
Income before income taxes	$32,862	$58,800
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Effective beginning with the first quarter of 2021, Green Dot has realigned its segment financial reporting based on how its current Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the business primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, third-party call center support and transaction losses. As a result of this realignment, Green Dot’s operations are now aggregated amongst three reportable segments: 1) Consumer Services, 2) Business to Business ("B2B") Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income earned by its bank, eliminations of intersegment revenues and expenses, unallocated corporate expenses, and other costs that are not considered when management evaluates segment performance, such as salaries, wages and related benefits for our employees, professional service fees, software licenses, telephone and communication costs, rent and utilities, and insurance. Green Dot does not evaluate performance or allocate resources based on segment asset data, and therefore such information is not presented.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(In thousands)
Total operating revenues	$393,486	$362,169
Net revenue adjustments (8)	(13,681)	(15,628)
Non-GAAP total operating revenues	$379,805	$346,541

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(In thousands, except per share data)
Net income	$25,735	$46,845
Stock-based compensation and related employer payroll taxes (3)	17,182	11,578
Amortization of acquired intangible assets (4)	6,944	7,279
Amortization of deferred financing costs (5)	42	42
Extraordinary severance expenses (6)	2,039	736
Losses (earnings) in equity method investments (5)	875	(223)
Other expense (5)	221	10
Income tax effect (7)	(6,958)	(5,894)
Non-GAAP net income	$46,080	$60,373
Diluted earnings per common share
GAAP	$0.46	$0.87
Non-GAAP	$0.83	$1.13

Diluted weighted-average common shares issued and outstanding
GAAP	55,068	52,673
Non-GAAP	55,664	53,583

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(In thousands)
Diluted weighted-average shares issued and outstanding	55,068	52,673
Weighted-average unvested Walmart restricted shares (9)	596	910
Non-GAAP diluted weighted-average shares issued and outstanding	55,664	53,583

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(In thousands)
Class A common stock outstanding as of March 31:	54,389	52,854
Weighting adjustment	(142)	(50)
Dilutive potential shares:
Stock options	514	57
Service based restricted stock units	523	338
Performance-based restricted stock units	361	351
Employee stock purchase plan	19	33
Non-GAAP diluted weighted-average shares issued and outstanding	55,664	53,583

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(In thousands)
Net income	$25,735	$46,845
Interest expense, net (2)	37	241
Income tax expense	7,127	11,955
Depreciation and amortization of property, equipment and internal-use software (2)	13,200	13,697
Stock-based compensation and related employer payroll taxes (2)(3)	17,182	11,578
Amortization of acquired intangible assets (2)(4)	6,944	7,279
Extraordinary severance expenses (2)(6)	2,039	736
Losses (earnings) in equity method investments (2)(5)	875	(223)
Other expense (2)(5)	221	10
Adjusted EBITDA	$73,360	$92,118

Non-GAAP total operating revenues	$379,805	$346,541
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	19.3%	26.6%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2021
	Range
	Low	High
	(In millions)
Total operating revenues	$1,300	$1,320
Net revenue adjustments (8)	(30)	(30)
Non-GAAP total operating revenues	$1,270	$1,290

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2021
	Range
	Low	High
	(In millions)
Net income	$48.8	$54.1
Adjustments (10)	161.2	162.9
Adjusted EBITDA	$210.0	$217.0

Non-GAAP total operating revenues	$1,290	$1,270
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	16.3%	17.1%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income and GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	FY 2021
	Range
	Low	High
	(In millions, except per share data)
Net income	$48.8	$54.1
Adjustments (10)	67.4	67.5
Non-GAAP net income	$116.2	$121.6
Diluted earnings per share
GAAP	$0.87	$0.97
Non-GAAP	$2.06	$2.15

Diluted weighted-average shares issued and outstanding
GAAP	56.0	56.0
Weighted-average unvested Walmart restricted shares (9)	0.5	0.5
Non-GAAP	56.5	56.5

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $17.2 million and $11.6 million for the three months ended March 31, 2021 and 2020, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations;
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, certain legal settlement charges, earnings or losses from equity method investments, realized gains or losses on the sale of investment securities, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.
(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units), performance-based stock options and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, credit-related impairment and/or realized gains or losses on the sale of investment securities, legal settlement expenses and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments and credit-related impairment and/or realized gains and losses on the sale of investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three months ended March 31, 2021, Green Dot recorded charges of $2.0 million principally related to severance benefits, which were paid out in connection with the transition and employment agreements of certain former executives and other personnel. Although severance expenses are an ordinary part of its operations, the magnitude and scale of these costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units and stock options expense as of March 31, 2021.
(8)Represents commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition. This adjustment is netted against Green Dot's B2B Services revenues when evaluating segment performance.
(9)Represents the weighted average of the unvested balance of restricted shares issued to Walmart in January 2020. Walmart is entitled to voting rights and participate in any dividends paid on the unvested balance and therefore, the shares are included in the computation of non-GAAP diluted earnings per share.
(10)These amounts represent estimated adjustments for non-operating net interest income, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, earnings and losses from equity method investments, realized gains and losses from investment securities, legal settlement gains and expenses and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).